SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported) December 31, 1998


        AEI REAL ESTATE FUND 85-A LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-14263                      41-1511293
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                        (651) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

      On December 31, 1998, the Partnership, AEI Real Estate Fund 85-A Limited Partnership, sold an Applebee's restaurant in Harlingen, Texas to Renaissant Development Corporation, who is not affiliated with the Partnership. The total cash sales price was $1,861,904. The Partnership received net proceeds of approximately $1,855,000 for the property, which resulted in a net gain of approximately $576,000.

Item 7. Financial Statements and Exhibits.

         (a) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had sold the property on January 1, 1997, the Partnership's Investments in Real Estate would have been reduced by $1,354,193 and its Current Assets
             (cash) would have increased by approximately $1,855,000 and Partner's Capital would have increased by $500,807.

             The Total Income for the Partnership would have decreased from $539,329 to $382,929 for the year ended December 31, 1997 and from $408,041 to $290,741 for the nine months ended September 30, 1998 if the Partnership had not owned the property during the periods.

             Depreciation  Expense would have  decreased  by
             $37,706   and  $28,279  for  the   year   ended
             December  31,  1997 and the nine  months  ended
             September 30, 1998, respectively.

             Partnership Administration and Property Management Expense would have decreased by $878 and $312 for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

             The net effect of these pro forma adjustments would have caused Net Income to decrease from $332,237 to $214,421 and from $379,139 to
             $290,430, which would have resulted in Net Income of $29.97 and $40.61 per Limited Partnership Unit outstanding for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

         (b) Exhibits

              Exhibit  10.1 - Purchase  Agreement
                       dated  November  10,  1998  between
                       the   Partnership  and   Renaissant
                       Development  Corporation   relating
                       to   the   property  at   1519   W.
                       Harrison, Harlingen, Texas.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           AEI REAL ESTATE FUND 85-A LIMITED PARTNERSHIP

                               By:  Net Lease Management 85-A, Inc.
                                 Its:  Managing  General Partner


Date:  January 5, 1999          /s/ Mark E Larson
                               By:  Mark E. Larson
                                 Its Chief Financial Officer